Exhibit 99.1

BERKSHIRE HATHAWAY INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	November 28, 2023

Omaha, NE (BRK.A; BRK.B) –

Berkshire Hathaway a few minutes ago was advised by members of Charlie Munger’s family that he peacefully died this morning at a California hospital.

Warren Buffett, CEO of Berkshire Hathaway, wishes to say: “Berkshire Hathaway could not have been built to its present status without Charlie’s inspiration, wisdom and participation.”

The family will handle all affairs pursuant to Charlie’s instructions.

About Berkshire

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

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Contact

Marc D. Hamburg

402-346-1400